Exhibit 10.1

COOPERATION AGREEMENT

This Cooperation Agreement, dated as of April 8, 2022 (this “Agreement”), is by and among the persons and entities listed on Schedule A (collectively, the “Salem Group”, and each individually a “member” of the Salem Group) and Midwest Holding Inc., a Delaware corporation (the “Company”). In consideration of and reliance upon the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Board Representation and Board Matters.

(a)	The Company and the Salem Group agree as follows:

(i)            As long as the Salem Group has not materially breached this Agreement and failed to cure such breach within three (3) business days of written notice from the Company specifying any such breach, the Company agrees that the Company’s slate of three nominees for election to the Board of Directors of the Company (the “Board”) at the 2022 annual meeting of stockholders of the Company (the “2022 Annual Meeting”) will include, subject to his willingness and consent to serve, Kevin Sheehan (the “Independent Director”) to the Board as a nominee to the class of Directors being elected at the 2022 Annual Meeting (the “2022 Company Slate”, with a term expiring at the 2025 annual meeting of stockholders of the Company (the “2025 Annual Meeting”).

(ii)           The Company shall use reasonable best efforts to cause the election of the Independent Director at the 2022 Annual Meeting (including by (x) recommending that the Company’s stockholders vote in favor of the election of the Independent Director, (y) including the Independent Director in the Company’s proxy statement and proxy card for the 2022 Annual Meeting, and (z) otherwise supporting the Independent Director for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate). The Salem Group agrees not to conduct a proxy contest or engage in any solicitation of proxies regarding any matter, including the election of directors, with respect to the 2022 and 2023 annual meetings of stockholders (or special meetings of stockholder in which director(s) are to be elected.)

(iii)          That as a condition to the Independent Director’s (and any replacement Independent Director’s) nomination for election, the Independent Director will provide to the Company, in connection with his nomination and on an on-going basis while serving as a member of the Board, such information and materials as the Company routinely receives from other members of the Board or as is required to be disclosed in proxy statements under applicable law or as is otherwise reasonably requested by the Company from time-to-time from all members of the Board in connection with the Company’s legal, regulatory, auditor or stock exchange requirements, including, but not limited to, a completed D&O Questionnaire in the form separately provided by the Company to the Salem Group and any biographical affidavits and other filings required by the National Association of Insurance Commissioners and information required in connection with the Company’s insurance business in existing states and future expansion into new states (the “Nomination Documents”).

(iv)          That, subject to Section 1(a)(v) below, should the Independent Director resign from the Board or be rendered unable to, or refuse to, be appointed to, or for any other reason fail to serve or is not serving, on the Board (other than as a result of not being nominated by the Company for election at an annual meeting of stockholders subsequent to the 2023 Annual Meeting, following which the Salem Group’s replacement rights pursuant to this Section 1(a)(iv) shall terminate), as long as the Salem Group has not materially breached this Agreement and failed to cure such breach within three (3) business days of written notice from the Company specifying any such breach, the Company shall cause to be added as a member of the Board or as a nominee on the 2022 Company Slate, as applicable, a replacement independent director that is mutually acceptable to the Board and the Salem Group, who will then be deemed to be the Independent Director hereunder.

(v)           For the avoidance of doubt, the Board’s approval of a replacement director pursuant to Section 1(a)(v) shall require that such replacement does: (A) qualify as “independent” pursuant to the independence requirements of the Nasdaq Capital Market Stock Exchange, (B) have the relevant financial and business experience to be a director of the Company, (C) satisfy the requirements set forth in the Company Policies (as defined below), in each case as in effect as of the date of this Agreement or such additional or amended guidelines and policies approved by the Board that are applicable to all directors of the Company, (collectively clauses (A) through (C), the “Director Criteria”); provided that (i) no new Director Criteria will be adopted that would have prevented the Independent Director from becoming a director had such criteria been in effect as of the date of this Agreement, and (ii) the Company acknowledges that the Independent Director satisfies the requirements of Section 1(a)(v)(B).

(vi)          Concurrently with the election to the Board of the Independent Director and subject to compliance with all stock exchange rules, the Board will consider appropriate appointments for the Independent Director to applicable Board committees as they would consider such appointments for other Board candidates. Notwithstanding the foregoing, the Company acknowledges that for so long as the Independent Director is a member of the Board, the Independent Director shall have the same rights as any other director with respect to being permitted to attend (as an observer and without voting rights) any committee meeting regardless of whether the Independent Director is a member of such committee, except in cases where privileged matters will be discussed or reviewed (unless the Independent Director commits, in writing, on terms reasonably satisfactory to the Company, not to share information relating to such matters with the Salem Group, including its Affiliates, Associates and representatives), where the matters under consideration involve an actual conflict of interest between the Company and the Salem Group or its Affiliates or Associates, or where, upon advice of outside counsel to the Company, the Independent Director’s attendance would jeopardize any legal privilege.

(b)            At all times from the date of this Agreement through the termination of his service as a member of the Board, the Independent Director will need to comply with all written policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-employee Board members, including the Corporate Governance Guidelines (including the stock ownership requirements set forth therein,) Conflict of Interest Policy, Code of Business Conduct and Ethics, Insider Trading Policy, and Section 16 and Rule 144 reporting obligations required by law (collectively, the “Company Policies”), and shall preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees (except to the extent permitted in the Confidentiality Agreement (as defined below) to be entered into pursuant to Section 5 of this Agreement). The Salem Group confirms that the Independent Director is not employed by or a consultant of, and is not otherwise an Affiliate or Associate of, any member of the Salem Group. The Salem Group confirms that the Company may require the replacement of the Independent Director pursuant to Section 1(a)(v) if he or she becomes an employee, consultant, Affiliate or Associate of any member of the Salem Group.

2.	Additional Agreements.

(a)            Unless the Company or the Board has breached any material provision of this Agreement and failed to cure such breach within three (3) business days following the receipt of written notice from the Salem Group specifying any such breach, solely in connection with the 2022 Annual Meeting, each member of the Salem Group shall (1) cause, in the case of all Voting Securities (as that term is defined below) owned of record, and (2) instruct and cause the record owner, in the case of all shares of Voting Securities beneficially owned but not owned of record, directly or indirectly, by it, or by any Salem Group Affiliate, in each case as of the record date of the 2022 Annual Meeting or as to which the member of the Salem Group otherwise has the power to vote or direct the vote, in each case that are entitled to vote at the 2022 Annual Meeting, to be present for quorum purposes and to be voted, at the 2022 Annual Meeting or at any adjournment or postponement thereof, (A) for each nominee on the 2022 Company Slate, (B) against any nominees that are not nominated by the Board for election at the 2022 Annual Meeting, (C) in favor on the “Say on Pay” proposal, and (D) in favor of the ratification of the Company’s independent auditor. Except as provided in the foregoing sentence and in Section 2(b), the Salem Group shall not be restricted from voting or abstaining from any other proposals at the 2022 Annual Meeting.

(b)            Unless the Company or the Board has breached any material provision of this Agreement and failed to cure such breach within three (3) business days following the receipt of written notice from the Salem Group specifying any such breach, that for any annual meeting of stockholders subsequent to the 2022 Annual Meeting during the term of this Agreement, Salem Group shall (1) cause, in the case of all Voting Securities owned of record, and (2) instruct and cause the record owner, in the case of all shares of Voting Securities beneficially owned but not owned of record, directly or indirectly, by it, or by any Salem Affiliate, in each case as of the record date of the applicable annual meeting or as to which the member of the Salem Group otherwise has the power to vote or direct the vote, in each case that are entitled to vote at such special or annual meeting, to be present for quorum purposes and to be voted at such special or annual meeting or at any adjournment or postponement thereof, (A) for each director nominated by the Board for election at such special or annual meeting, (B) against any (i) stockholder proposal to increase the size of the Board and (ii) nominees that are not nominated by the Board for election at such special or annual meeting, and (C) in favor of the ratification of the Company’s auditors. Except as provided in the foregoing sentence, the Salem Group shall not be restricted from voting or abstaining from any other proposals at any such annual meeting following the 2022 Annual Meeting.

(c)            Unless the Company or the Board has breached any material provision of this Agreement and failed to cure such breach within three (3) business days following the receipt of written notice from the Salem Group specifying any such breach, that for any special meeting of shareholders that includes a proposal to remove directors or to expand the Board and add directors, then so long as (x) the Independent Director is a member of the Board at the time of such special meeting or (y) the Salem Group has replacement rights pursuant to clause 1(a)(v) at such time (including at such special meeting), each member of the Salem Group shall (1) cause, in the case of all Voting Securities owned of record, and (2) instruct and cause the record owner, in the case of all shares of Voting Securities beneficially owned but not owned of record, directly or indirectly, by it, or by any Salem Affiliate, in each case as of the record date of the applicable special meeting or as to which the member of the Salem Group otherwise has the power to vote or direct the vote, in each case that are entitled to vote at such special meeting, to be present for quorum purposes and to be voted at such special meeting or at any adjournment or postponement thereof, (A) for each director nominated or supported by the Board for election at such special meeting, and (B) against any (i) proposal to remove directors or increase the size of the Board and (ii) nominees that are not nominated by the Board for election at such special meeting. Except as provided in the foregoing sentence, the Salem Group shall not be restricted from voting or abstaining from any other proposals at any such special or annual meeting.

(d)            As used in this Agreement, the term “Voting Securities” shall mean the Voting Common Stock of the Company that such person has the right to vote or has the right to direct the vote. For purposes of this Agreement, (x) the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), and the term “Salem Affiliate” shall mean such Affiliates that are controlled by the members of the Salem Group, and (y) the term “Associate” shall mean (A) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (B) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of such person or of any of its parents or subsidiaries.

3.	Salem Group Restrictions.

(a)            From and after the appointment of the Independent Director as a nominee to the Board pursuant to Section 1(a)(i) until the Termination Time (as such term is defined in Section 9 below) (the “Standstill Period”), so long as the Company has not breached any material provision of this Agreement and failed to cure such breach within three (3) business days following the receipt of written notice from the Salem Group specifying any such breach, no member of the Salem Group shall, directly or indirectly, and each member of the Salem Group shall cause each of the Salem Affiliates and Associates not to, directly or indirectly:

(i)            form or join in a partnership, limited partnership, syndicate or a “group” as defined under Section 13(d) of the Exchange Act, with respect to the securities of the Company;

(ii)            present (or request to present) at any annual meeting or any special meeting of the Company’s stockholders, any proposal for consideration for action by stockholders or engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders) or, except as provided in this Agreement, otherwise publicly propose (or publicly request to propose) any nominee for election to the Board or seek representation on the Board or the removal of any member of the Board;

(iii)           grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of stockholders) or deposit any Voting Securities in a voting trust or subject them to a voting agreement or other arrangement of similar effect (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like), in each case, except as provided in Section 2(a) or Section 2(b);

(iv)          call or seek to call any special meeting of the Company or action by consent resolutions or make any request under Section 211 of the Delaware General Corporation Law or other applicable common law or legal provisions regarding inspection of books and records or other materials (including stock list materials) of the Company or any of its subsidiaries;

(v)           separately or in conjunction with any other person in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, submit a proposal for or offer of (with or without conditions), any Extraordinary Transaction (as defined below); provided, however that the foregoing shall not be deemed to restrict Salem Group from having private discussions with management or the Board if such communications are not publicly disclosed and would not result in public disclosure by Salem Group, or its Affiliates or Associates, or reasonably be expected to require public disclosure by the Company provided that the Salem Group shall be permitted to sell or tender their Voting Securities, and otherwise receive consideration, pursuant to any Extraordinary Transaction; and provided further that (A) if a third party (other than the Salem Group or an Salem Affiliate) commences a tender offer or exchange offer for all of the outstanding Voting Securities that is not rejected by the Board in its Recommendation Statement on Schedule 14D-9, then the Salem Group shall similarly be permitted to make an offer for the Company or commence a tender offer or exchange offer for all of the outstanding Voting Securities at the same or higher consideration per share, provided that the foregoing (y) will not relieve the Salem Group of its obligations under the Confidentiality Agreement and (z) will not be deemed to require the Company to make any public disclosures, (B) the Company may waive the restrictions in this Section 3(a)(vi) with the approval of the Board and (C) provided that, if the Company announces a strategic review and/or sale process Salem Group shall not be prohibited from submitting a proposal in connection therewith. “Extraordinary Transaction” means, collectively, any of the following involving the Company or any of its subsidiaries or its or their securities or all or substantially all of the assets or businesses of the Company and its subsidiaries: any tender offer or exchange offer, merger, acquisition, business combination, reorganization, restructuring, recapitalization, sale or acquisition of material assets, or liquidation or dissolution;

(vi)          seek, or encourage any person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or, except as expressly provided in this Agreement, seek, encourage or take any other action with respect to the election or removal of any directors;

(vii)         seek to advise, encourage, support or influence any person with respect to the voting or disposition of any securities of the Company at any annual meeting or special meeting of stockholders, except in accordance with Section 2(a) or Section 2(b);

(viii)        publicly disclose any intention, plan or arrangement inconsistent with any provision of this Section 3; or

(ix)           encourage or support any other person to take any of the actions described in this Section 3 that the Salem Group is restricted from doing.

(b)            Subject to applicable law, from the date of this Agreement until the end of the Standstill Period, (i) so long as the Company has not breached any material provision of this Agreement and failed to cure such breach within three (3) business days following the receipt of written notice from the Salem Group specifying any such breach, neither a member of the Salem Group nor any of the Salem Affiliates or Associates (including such persons’ officers, directors and persons holding substantially similar positions however titled) shall make, or cause to be made, by press release or similar public statement, including to the press or media (including social media), or in an SEC or other public filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism) the Company or the Company’s respective current or former officers or directors and (ii) so long as the Salem Group has not breached any material provision of this Agreement and failed to cure such breach within three (3) business days following the receipt of written notice from the Company specifying any such breach, neither the Company nor any of its Affiliates or Associates (including such persons’ officers, directors and persons holding substantially similar positions however titled) shall make, or cause to be made, by press release or similar public statement, including to the press or media (including social media), or in an SEC or other public filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism) any member of the Salem Group or Salem Affiliates or any of their respective current or former officers or directors.

(c)            The Salem Group shall not enter into any agreement with, or compensate, the Independent Director with respect to his role or service (including voting) as a director of the Company.

(d)            No member of the Salem Group nor any of the Salem Affiliates or Associates shall contact any of the Company’s vendors, suppliers, and third-party insurance marketing organizations and related network of independent agents; provided however, the foregoing shall not be deemed to restrict Salem Group from contacting any of the aforementioned parties on matters strictly unrelated to the Company.

4.            Public Announcements. Unless otherwise agreed, the Company shall promptly announce the execution of this Agreement by means of a press release in the form attached to this Agreement as Exhibit A. The Salem Group will not issue a separate press release. The Salem Group shall have an opportunity to review in advance the Form 8-K filing to be made by the Company with respect to this Agreement.

5.            Confidentiality Agreement. The Company hereby agrees that: (i) the Independent Director is permitted to and may provide confidential information subject to and in accordance with the terms of the confidentiality agreement in the form attached to this Agreement as Exhibit B (the “Confidentiality Agreement”) (which the Salem Group agrees to execute and deliver to the Company) and (ii) the Company will execute and deliver the Confidentiality Agreement to the Salem Group substantially contemporaneously with execution and delivery thereof by the other signatories thereto.

6.            Representations and Warranties of All Parties. Each of the parties represents and warrants to the other party that: (a) such party has all requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

7.            Representations and Warranties of Salem Group. Each member of the Salem Group jointly represents and warrants that, as of the date of this Agreement, (a) the Salem Group collectively beneficially own, an aggregate of 203,298 outstanding shares of Voting Securities. Michael Salem may be deemed to have proxy rights in respect of 74,425 outstanding shares of Voting Securities and Michael Salem owns a stock option to purchase 74,751 Voting Securities, (b) except as set forth in the preceding clause (a) or as otherwise disclosed to the Company, no member of the Salem Group, individually or in the aggregate with any Salem Affiliate, has any other beneficial ownership of, or economic exposure to, any Voting Securities, nor does it currently have or have any right to acquire any interest in any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its controlled Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Voting Securities, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), and whether or not to be settled by delivery of Common Shares, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement), and (c) no member of the Salem Group has any knowledge of any other stockholder of the Company that intends to submit a notice to the Company to nominate directors at the 2022 Annual Meeting.

8.            Representations and Warranties and Covenants of the Company. The Company represents and warrants, that as of the date of this Agreement, (a) none of the Company, the Board nor their respective advisors are engaged in discussions to grant board representation or board designation rights to any other stockholder of the Company, except for the Salem Group, and (b) the date for the 2022 Annual Meeting is scheduled for June 14, 2022 (and shall, in any event, be held no later than November 15, 2022). As of the date of this Agreement, the Company has not received a proposal from a Company stockholder or group of stockholders with respect to the 2022 Annual Meeting pursuant to the Company’s advance notice provisions contained in its current Bylaws, nor any proposals pursuant to Rule 14a-8 of the Exchange Act.

9.            Term. Following the nomination of the Independent Director to the Board pursuant to Section 1(a)(i), this Agreement shall thereafter terminate and be of no further force or effect upon the earlier of (a) the date of the conclusion of the Company’s 2023 annual meeting of stockholders and (b) December 31, 2023 (such earlier date, the “Termination Time”).

10.            Remedies; Venue; Governing Law. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery or other federal or state courts of the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law. Furthermore, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery or the other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (iv) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (v) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

10.            No Litigation. Prior to the Termination Time, each party hereby covenants and agrees that it shall not, and shall not permit any of its representatives to, directly or indirectly, alone or in concert with others, encourage, pursue or assist any other person to threaten or initiate, any lawsuit, claim or proceeding before any court (each, a “Legal Proceeding”) against the other party or any of its representatives based on information known or unknown as of the date of this Agreement, except for (a) any Legal Proceeding initiated primarily to remedy a breach of or to enforce this Agreement, (b) counterclaims with respect to any proceeding initiated by, or on behalf of one party or its Affiliates against the other party or its Affiliates; provided, however, that the foregoing shall not prevent any party or any of its representatives from responding to oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes (each, a “Legal Requirement”) in connection with any Legal Proceeding if such Legal Proceeding has not been initiated by, on behalf of or at the direct or indirect suggestion of such party or any of its representatives; provided, further, that in the event any party or any of its representatives receives such Legal Requirement, such party shall give prompt written notice of such Legal Requirement to the other party (except where such notice would be legally prohibited or not practicable), and (c) any Legal Proceeding that may arise with respect to that certain Severance and Settlement Agreement and Release by and between A. Michael Salem and the Company dated November 16, 2020. Each party represents and warrants that neither it nor any assignee has filed any lawsuit against the other party.

11.            No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

12.            Entire Agreement. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

13.            Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is transmitted to the email address set forth below (provided No “bounce back” or similar message of non-delivery is received with respect thereto; provided further that notice given by email shall not be effective until either (i) the receiving party’s receipt of a duplicate copy of such email notice by one of the other methods described in this Section 13 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Section 13), (b) delivered by hand to the address specified in this Section 13, when actually received by hand providing proof of delivery, or (c) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery) to the address specified in this Section 13:

If to the Company:

2900 South 70th Street, Suite 400

Lincoln, Nebraska 68510

Attention: Chief Executive Officer and General Counsel

With copies to (which shall not constitute notice):

Reid A. Godbolt, Esq.

Jones & Keller, P.C.

1675 Broadway, 26th Floor

Denver, Colorado 80202

Email: rgodbolt@joneskeller.com

If to the Salem Group:

AMS Advisors LLC

1075 Old Post Road

Bedford, New York 10506

Attention: A. Michael Salem

With copies to (which shall not constitute notice):

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, New York 10019

Attention:	Andrew M. Freedman, Esq.
Mark J. Kiley, Esq.

Email:	afreedman@olshanlaw.com
mkiley@olshanlaw.com

14.            Severability. If at any time subsequent to the date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of No force and effect, but the illegality or unenforceability of such provision shall have No effect upon the legality or enforceability of any other provision of this Agreement.

15.            Counterparts. This Agreement may be executed (including by PDF) in two or more counterparts which together shall constitute a single agreement.

16.            Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

17.            No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

18.            Fees and Expenses. The Company shall reimburse the Salem Group for its reasonable fees, documented reasonable out-of-pocket fees (including legal expenses) incurred in connection with the negotiation and execution of this Agreement up to an amount of $50,000 in the aggregate.

19.            Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of No application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless context otherwise requires, references herein to Exhibits, Sections or Schedules mean the Exhibits, Sections or Schedules attached to this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances. In all instances, the term “or” shall not be deemed to be exclusive.

[Signature Pages Follow]

The Parties hereto have signed this Agreement as of the date indicated above.

MIDWEST HOLDING INC.

By:	/s/ Georgette C. Nicholas
Name: Georgette C. Nicholas
Title: Chief Executive Officer

AMS ADVISORS LLC

By:	/s/ A. Michael Salem
Name: A. Michael Salem
Title: Managing Member

/s/ A. Michael Salem
A. Michael Salem

SCHEDULE A

A. Michael Salem

AMS Advisors LLC

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